Exhibit 99.01

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma condensed consolidated financial information is based on the historical financial statements of Cardinal Health, Inc. and its subsidiaries (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the disposition of the Pharmaceutical Technologies and Services segment, other than the Martindale and Beckloff businesses (the segment, excluding the Martindale and Beckloff businesses, is hereinafter referred to as the “PTS Business”). The Company has previously reported operating results of the PTS Business as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (the “December 31, 2006 Form10-Q”).

The unaudited pro forma condensed consolidated statements of earnings for the six months ended December 31, 2006 and for the fiscal years ended June 30, 2006, 2005 and 2004 assume that the disposition of the PTS Business occurred prior to those periods. The statements of earnings do not include the gain on the sale or costs associated with the sale. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 is presented as if the disposition of the PTS Business had occurred as of that date.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the disposition occurred as of the dates stated above. The pro forma adjustments are described in the notes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and unaudited interim financial statements and the related MD&A included in the December 31, 2006 Form 10-Q.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2006

(In millions, except per Common Share amounts)

	Unaudited Historical	Unaudited Pro Forma Adjustments	Unaudited Pro Forma Statement of Earnings
Revenue	$42,722.1	$—	$42,722.1
Cost of products sold	40,221.7	—	40,221.7

Gross margin	2,500.4	—	2,500.4

Selling, general and administrative expenses	1,480.9	—	1,480.9

Impairment charges and other	14.3	—	14.3

Special items:
-restructuring charges	21.8	—	21.8
-merger related charges	11.1	—	11.1
-other	8.9	—	8.9

Operating earnings	963.4	—	963.4

Interest expense and other	70.1	—	70.1

Earnings before income taxes	893.3	—	893.3

Provision for income taxes	286.0	—	286.0

Earnings from continuing operations	$607.3	$—	$607.3

Basic earnings per Common Share from continuing operations	$1.50	$—	$1.50
Diluted earnings per Common Share from continuing operations	$1.47	$—	$1.47
Weighted average number of shares outstanding:
Basic	403.4	403.4	403.4
Diluted	412.0	412.0	412.0

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE FISCAL YEAR ENDED JUNE 30, 2006

(In millions, except per Common Share amounts)

	Historical	Unaudited Pro Forma Adjustments		Unaudited Pro Forma Statement of Earnings
Revenue	$81,363.6	$(1,699.4	) (a)	$79,664.2
Cost of products sold	76,082.7	(1,232.5	) (a)	74,850.2

Gross margin	5,280.9	(466.9	) (a)	4,814.0

Selling, general and administrative expenses	3,199.3	(316.5	) (a)	2,882.8

Impairment charges and other	20.2	(14.4	) (a)	5.8

Special items:
- restructuring charges	60.7	(13.1	) (a)	47.6
- merger related charges	26.5	(1.1	) (a)	25.4
- other	7.5	—		7.5

Operating earnings	1,966.7	(121.8	) (a)	1,844.9

Interest expense and other	131.7	(27.2	) (a)	104.5

Earnings before income taxes	1,835.0	(94.6	) (a)	1,740.4

Provision for income taxes	590.3	(13.2	) (a)	577.1

Earnings from continuing operations	$1,244.7	$(81.4	) (a)	$1,163.3

Basic earnings per Common Share from continuing operations	$2.96	$(0.20)		$2.76
Diluted earnings per Common Share from continuing operations	$2.90	$(0.19)		$2.71
Weighted average number of shares outstanding:
Basic	421.2	421.2		421.2
Diluted	428.5	428.5		428.5

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE FISCAL YEAR ENDED JUNE 30, 2005

(In millions, except per Common Share amounts)

	Historical	Unaudited Pro Forma Adjustments		Unaudited Pro Forma Statement of Earnings
Revenue	$74,271.6	$(1,605.6	)(a)	$72,666.0
Cost of products sold	69,345.1	(1,138.8	)(a)	68,206.3

Gross margin	4,926.5	(466.8	)(a)	4,459.7
Selling, general and administrative expenses	2,770.5	(272.8	)(a)	2,497.7
Impairment charges and other	113.7	(75.4	)(a)	38.3
Special items:
- restructuring charges	159.4	(79.1	)(a)	80.3
- merger related charges	46.4	1.9	(a)	48.3
- other	12.2	0.7	(a)	12.9

Operating earnings	1,824.3	(42.1	)(a)	1,782.2
Interest expense and other	130.0	(12.2	)(a)	117.8

Earnings before income taxes	1,694.3	(29.9	)(a)	1,664.4
Provision for income taxes	586.0	11.3	(a)	597.3

Earnings from continuing operations	$1,108.3	$(41.2	)(a)	$1,067.1

Basic earnings per Common Share from continuing operations	$2.57	$(0.09)		$2.48
Diluted earnings per Common Share from continuing operations	$2.54	$(0.09)		$2.45
Weighted average number of shares outstanding:
Basic	430.5	430.5		430.5
Diluted	435.7	435.7		435.7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE FISCAL YEAR ENDED JUNE 30, 2004

(In millions, except per Common Share amounts)

	Historical	Unaudited Pro Forma Adjustments		Unaudited Pro Forma Statement of Earnings
Revenue	$64,522.6	$(1,479.5	)(a)	$63,043.1
Cost of products sold	59,879.5	(968.8	)(a)	58,910.7

Gross margin	4,643.1	(510.7	)(a)	4,132.4
Selling, general and administrative expenses	2,268.7	(263.1	)(a)	2,005.6
Impairment charges and other	(11.5)	6.6	(a)	(4.9)
Special items:
- restructuring charges	35.7	(21.9	)(a)	13.8
- merger related charges	43.9	(1.0	)(a)	42.9
- foundation contribution	31.7	—	(a)	31.7
- other	(56.1)	6.5	(a)	(49.6)

Operating earnings	2,330.7	(237.8	)(a)	2,092.9
Interest expense and other	106.8	(22.8	)(a)	84.0

Earnings before income taxes	2,223.9	(215.0	)(a)	2,008.9
Provision for income taxes	706.7	(52.6	)(a)	654.1

Earnings from continuing operations	$1,517.2	$(162.4	)(a)	$1,354.8

Basic earnings per Common Share from continuing operations	$3.49	$(0.37)		$3.12
Diluted earnings per Common Share from continuing operations	$3.45	$(0.37)		$3.08
Weighted average number of shares outstanding:
Basic	434.4	434.4		434.4
Diluted	440.0	440.0		440.0

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2006

(In millions)

	Unaudited Historical	Unaudited Pro Forma Adjustments		Unaudited Pro Forma Balance Sheet
Assets
Cash and equivalents	$1,003.3	$3,343.9	(b, c)	$4,347.2
Short-term investments available for sale	467.1	—		467.1
Trade receivables, net	4,394.5	—		4,394.5
Current portion of net investment in sales-type leases	330.3	—		330.3
Inventories	7,309.2	—		7,309.2
Prepaid expenses and other	579.8	—		579.8
Assets held for sale and discontinued operations	3,093.9	(3,034.8	) (d)	59.1

Total current assets	17,178.1	309.1		17,487.2

Property and equipment, net	1,518.5	—		1,518.5
Net investment in sales-type leases, less current portion	758.9	—		758.9
Goodwill and other intangibles, net	4,391.3	—		4,391.3
Other assets	290.4	—		290.4

Total assets	$24,137.2	$309.1		$24,446.3

Liabilities and shareholders’ equity
Current portion of long-term obligations and other short-term borrowings	$48.9	$—		$48.9
Accounts payable	8,984.7	—		8,984.7
Other accrued liabilities	2,139.6	113.8	(e, f)	2,253.4
Liabilities from businesses held for sale and discontinued operations	529.4	(527.0	) (d)	2.4

Total current liabilities	11,702.6	(413.2)		11,289.4

Long-term obligations, less current portion and other short-term borrowings	2,935.8	—		2,935.8
Deferred income taxes and other liabilities	591.0	—		591.0
Total shareholders’ equity	8,907.8	722.3	(g)	9,630.1

Total liabilities and shareholders’ equity	$24,137.2	$309.1		$24,446.3

CARDINAL HEALTH, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the disposition of the PTS Business as if the disposition occurred at the beginning of the periods presented in the pro forma statements of earnings and as of December 31, 2006 in the pro forma balance sheet. In accordance with Regulation S-X under the Securities Act, the pro forma statements of earnings disclose earnings from continuing operations before nonrecurring charges and therefore exclude historical earnings from discontinued operations of $402.7 million for the six months ended December 31, 2006 and historical losses from discontinued operations of $244.6 million, $57.6 million and $4.2 million for the fiscal years ended June 30, 2006, 2005 and 2004, respectively. In addition, a historical loss of $38.5 million related to a cumulative effect of change in accounting is excluded from the pro forma statement of earnings for the fiscal year ended June 30, 2004.

2.	PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of earnings and balance sheet reflect the effect of the following pro forma adjustments:

a)	Reduction of revenue and expenses are the result of the disposition of the PTS Business. These amounts do not consider an allocation of general corporate overhead costs not specifically related to the PTS Business and therefore, selling, general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company. The Company allocated interest expense to the PTS Business amounting to $17.4 million for the six months ended December 31, 2006 and $25.1 million, $21.8 million and $17.0 million for the fiscal years ended June 30, 2006, 2005 and 2004, respectively. The pro forma adjustments do not include the impact of allocating this interest expense to continuing operations. The pro forma impact of allocated interest on earnings from continuing operations would be a reduction of $11.8 million for the six months ended December 31, 2006 and $16.8 million, $14.0 million and $11.5 million for the fiscal years ended June 30, 2006, 2005 and 2004, respectively. Also, the pro forma earnings per share do not include the impact of accelerated vesting of stock options and restricted shares resulting from the closing of the transaction. Accelerated vesting of employee stock options and restricted shares upon the sale of the PTS business amounted to approximately 1.4 million shares.

b)	Cash proceeds received of approximately $3,216.5 million net of purchase price adjustments included as additional cash as of December 31, 2006. The Company plans to use the net proceeds from the sale to repurchase shares of the Company. However, the potential impact of any share repurchase is not reflected in the unaudited pro forma condensed consolidated statements of earnings.

c)	Assumes the distribution of approximately $127.4 million in cash from the PTS Business to the Company prior to the disposition of the PTS Business, which is reflected in “Assets held for sale and discontinued operations” in the historical financial statements.

d)	The elimination of assets and liabilities associated with the PTS Business included in the Company’s historical condensed consolidated financial statements.

e)	The income tax effect of approximately $456.1 million has been computed using the Company’s statutory tax rates adjusted for permanent differences. In accordance with Emerging Issues Task Force Issue No. 93-7, “Recognition of Deferred Tax Assets for a Parent Company’s Excess Tax Basis in the Stock of a Subsidiary That is Accounted for as a Discontinued Operation,” during the second quarter of fiscal 2007, the Company recognized a $425.0 million net tax benefit related to the difference between the Company’s tax basis in the stock of the PTS Business and the book basis of the Company’s investment in the PTS Business. The $425.0 million tax benefit offset the related tax effect on the gain over net book value, resulting in an increase of current income taxes payable of approximately $31.1 million, which is reflected as an increase to accrued liabilities in the pro forma presentation.

f)	The Company’s estimate of the total costs before taxes to be incurred in connection with the sale of the PTS Business of approximately $82.7 million, which includes transaction costs, employee-related costs, a transition services agreement credit and other costs (including contract termination costs). This amount is reflected as an increase to accrued liabilities in the pro forma presentation.

g)	Shareholders’ equity was increased as a result of an estimated after-tax gain of approximately $722.3 million, which is incremental to the $425.0 million net tax benefit already included in historical shareholders’ equity. The estimated aggregate gain of approximately $1,100.0 million differs from the estimated pro forma gain due to the impact of deferred taxes discussed above. The actual gain that the Company will report upon completion of the disposition will likely differ from the estimated pro forma gain. Such differences will be attributable to differences in the carrying values of the assets and liabilities of the PTS Business at the date of the sale.